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                                                                       EXHIBIT 1

                      AMERICAN GENERAL FINANCE CORPORATION

                           Medium-Term Notes, Series I

                             Due Nine Months or More
                               from Date of Issue

                             Distribution Agreement

                                                             March 26, 2004

ABN AMRO Incorporated                   Goldman, Sachs & Co.
55 East 52nd Street, 6th Floor          85 Broad Street
New York, New York 10055                New York, New York 10004

Banc of America Securities LLC          HSBC Securities (USA) Inc.
9 West 57th Street                      452 Fifth Avenue
New York, New York 10019                New York, New York  10018

Barclays Capital Inc.                   J.P. Morgan Securities Inc.
200 Park Avenue                         270 Park Avenue
New York, New York 10166                New York, New York 10017

BNP Paribas Securities Corp.            Morgan Stanley & Co. Incorporated
787 Seventh Avenue                      1585 Broadway
New York, New York 10019                New York, New York 10036

Citigroup Global Markets Inc.           UBS Securities LLC
388 Greenwich Street, 34th Floor        677 Washington Boulevard
New York, New York  10013               Stamford, Connecticut  06901

Deutsche Bank Securities Inc.           Wachovia Capital Markets, LLC
60 Wall Street                          Attn:  MTN Syndicate
3rd Floor - Debt Capital Markets        301 South College Street
New York, New York 10005                NC0600
                                        Charlotte, North Carolina  28288

Ladies and Gentlemen:

                  American General Finance Corporation, an Indiana corporation (the "Company"), proposes to issue and sell up to $7,500,000,000 aggregate principal amount, or its equivalent in foreign currencies, including the Euro, or any composite currency, of its Medium-Term Notes, Series I, due nine months or more from date of issue (the "Securities") and agrees with each of you (individually, an "Agent", and collectively, the "Agents") as set forth in this Agreement.

                  Subject to the terms and conditions stated herein, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase the Securities from the Company and
(ii) agrees that whenever it determines to sell Securities directly to any Agent as principal for resale to others, it will, if requested by such Agent, enter into a separate agreement, substantially in the form of Annex I hereto, relating to

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such sale or another agreement (which may be oral and confirmed in writing)
relating to the purchase by such Agent as principal (each a "Terms Agreement"), in each case in accordance with Section 2(b) hereof. The Company reserves the right to sell Securities directly on its own behalf and to enter into agreements substantially identical hereto with other broker-dealers as Agents. This Agreement shall not be construed to create either an obligation on the part of the Company to sell any Securities or an obligation of the Agents to purchase Securities as principal.

                  The terms and rights of the Securities shall be as specified in or established pursuant to the Indenture, dated as of May 1, 1999 (as amended or modified from time to time, the "Indenture"), between the Company and Citibank, N.A., as Trustee (the "Trustee"). The Securities shall have the maturity ranges, annual interest rates (if any), redemption provisions and other terms set forth in the Prospectus referred to below as it may be supplemented from time to time. The Securities may be issued in amounts denominated in United States dollars or in amounts denominated in foreign currencies, including the Euro, or any composite currency. References herein to amounts stated in United States dollars shall be deemed to refer to the equivalent amount of foreign currency or composite currency to the extent applicable. The Securities will be issued, and the terms thereof established, from time to time by the Company in accordance with the Indenture and the Administrative Procedure attached hereto as Annex II (the "Procedure") and, if applicable, such terms will be specified in a related Terms Agreement.

                  1. The Company represents and warrants to, and agrees with each Agent that:

                  (a) A registration statement on Form S-3 (Registration No. 333-110318) in respect of $7,500,000,000 aggregate principal amount of debt securities, including the Securities, has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement, in the form heretofore delivered or to be delivered to such Agent, has been declared effective by the Commission; no other document with respect to such registration statement (other than the exhibits thereto, certain of the documents incorporated by reference therein and the prospectus and prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act")) has heretofore been filed or transmitted for filing with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding the Statement of Eligibility (Form T-1), each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; the prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that

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sets forth only the terms of a particular issue of the Securities (a "Pricing
Supplement"), shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Securities to be sold pursuant to this Agreement, in the form filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

                  (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or, in the case of an Annual Report on Form 10-K, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of any other document filed under the Exchange Act, omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities, or to any statements in any such document which does not constitute part of the Registration Statement or Prospectus pursuant to Rule 412 under the Act;

                  (c) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective date, the date each Annual Report on Form 10-K of the Company is hereafter filed with the Commission and each date referred to in the lead-in paragraph to Section 6 hereof, as to the Registration Statement and any amendment thereto, and as of the applicable filing date and each date referred to in the lead-in paragraph to Section 6 hereof as to the Prospectus and any supplement thereto, contain an untrue statement of a material fact or, in the case of the Registration Statement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Prospectus, omit to state a material fact necessary to make the statements therein, in the light of the circumstances

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under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee, (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities and (iii) any statement which does not constitute part of the Registration Statement or Prospectus pursuant to Rule 412 under the Act;

                  (d) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana, and has full corporate power and authority to own its properties and to conduct its business as described in the Prospectus;

                  (e) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, as amended or supplemented, there has not been any material change in the capital stock or any material increase in the consolidated long-term debt of the Company or any material adverse change in or affecting the consolidated financial position, shareholder's equity or results of operations of the Company and its consolidated subsidiaries (a "Material Adverse Change") otherwise than as set forth or contemplated in such Prospectus, as amended or supplemented;

                  (f) The series constituting the Securities has been duly authorized and established by all necessary action by the Board of Directors, and by the Terms and Pricing Committee of the Board of Directors, of the Company in conformity with the Indenture and, when the terms of a particular Security and of the issue and sale thereof have been duly authorized and established by any two of the authorized officers to whom such authority has been delegated and such Security has been duly completed, executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor as contemplated by this Agreement and any applicable Terms Agreement, such Security will have been duly executed, authenticated, issued and delivered and will constitute a valid and legally binding obligation of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms and the Securities will conform in all material respects to the descriptions thereof in the Prospectus, as amended or supplemented;

                  (g) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in each case, for such conflicts,

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breaches, defaults and violations that would not have a material adverse effect on the business, financial position, shareholder's equity or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect") or affect the validity of the Securities, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation, as amended, or the Amended and Restated By-Laws of the Company; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required by the Company for the solicitation of offers to purchase Securities and the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such consents, approvals, authorizations, orders, registrations, or qualifications the failure to obtain or make would not have a Material Adverse Effect or affect the validity of the Securities, and such consents, approvals, authorizations, orders, registrations or qualifications as have been, or will have been prior to the date of this Agreement, obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws (including insurance laws of any state relating to offers and sales of securities in such state) in connection with the solicitation by such Agent of offers to purchase the Securities from the Company and with purchases of the Securities by such Agent as principal, as the case may be, both in the manner contemplated hereby; and

                  (h) There is no action, suit or proceeding pending, or to the knowledge of the executive officers of the Company, threatened against the Company or any of its subsidiaries, which has, or may reasonably be expected in the future to have, a Material Adverse Effect, except as set forth or contemplated in the Prospectus, as amended or supplemented; and, at each Time of Delivery (as defined in Section 2(b) hereof), there will not be any action, suit or proceeding pending, or to the knowledge of the executive officers of the Company, threatened against the Company or any of its subsidiaries, which will have had, or may reasonably be expected in the future to have, a Material Adverse Effect except as set forth or contemplated in the Prospectus, as amended or supplemented.

                  2.       (a)      On the basis of the representations and
warranties, and subject to the terms and conditions, herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its best efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth herein and in the Prospectus as amended or supplemented from time to time.

                  The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. During such time as the solicitation of offers to purchase the Securities shall be suspended, the Company shall not be required to comply with the provisions of Sections 4(g), 4(h) and 4(i).

                  The Company agrees to pay each Agent a commission, at the time of settlement of each sale of Securities by the Company as a result of a solicitation made by such Agent, in an amount to be agreed to by the Company and such Agent at the time of solicitation, it being

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understood and agreed that the commissions may not be the same for each Agent.

                  As Agents, you are authorized to solicit offers to purchase the Securities only in authorized denominations as set forth in the Prospectus at a purchase price equal to 100% of their principal amount unless otherwise indicated in the applicable Pricing Supplement to the Prospectus, as amended or supplemented. Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Securities other than those rejected by such Agent. The Company shall have the sole right to accept offers to purchase Securities and may reject any proposed purchase of Securities as a whole or in part. The Agents shall have the right, in their discretion reasonably exercised, to reject any offer to purchase Securities, as a whole or in part, and any such rejection by the Agents shall not be deemed a breach of their agreements contained herein.

                  (b) Unless the Company and the Agents otherwise agree, each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall include a specification of the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, the currency in which such Securities are to be denominated, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities, and the time (each a "Time of Delivery") and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for officers' certificates, opinions of counsel and accountants' letters pursuant to Section 4 hereof.

                  (c) Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase, and purchases by any Agent as principal of, Securities, and the payment in each case therefor, are set forth in the Procedure. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Procedure as it may be amended from time to time by written agreement between the Agents and the Company.

                  3.       Any documents required to be delivered pursuant to
Section 6 hereof shall be made available to the Agents at the office of the counsel to the Agents, Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019.

                  4.       The Company covenants and agrees with each Agent:

                  (a) To make no amendment or supplement (other than an amendment or supplement as a result of the Company's filing of its periodic reports under the Exchange Act) to the Registration Statement or the Prospectus after the date of any Terms Agreement and prior to the related Time of Delivery which shall be reasonably disapproved by any Agent that is a party to such Terms Agreement promptly after reasonable notice thereof; to make no such amendment

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or supplement (other than a Pricing Supplement relating to the Securities or any prospectus supplement which relates solely to any offering of debt securities other than the Securities) at any other time prior to having afforded each Agent a reasonable opportunity to review it; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise each Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with, or transmitted for filing to, the Commission (other than an amendment or supplement as a result of the Company's filing of its periodic reports under the Exchange Act and other than a Pricing Supplement relating to the Securities or any prospectus supplement which relates solely to any offering of debt securities other than the Securities), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                  (b) Promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the applicable securities and insurance laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (c) To furnish such Agent with copies of the Registration Statement and each amendment thereto, and with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Procedure) or amendment or supplement relating solely to an offering of securities other than the Securities, in the form in which it is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act, both in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time within nine (9) months after the sale of the Securities (including Securities purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent as promptly as practicable and request such Agent to suspend solicitation of offers to purchase Securities from the Company, in its capacity as agent of the Company and, if so notified, such Agent shall forthwith cease such solicitations; and if the Company shall decide

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to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the Company by such Agent as principal, the Company shall promptly prepare and file with the Commission such an amendment or supplement, the expense of such preparation and filing to be borne by the Company if such amendment or supplement occurs within six months of the date of the relevant Pricing Supplement and if after such six month period, by such Agent;

                  (d) To timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement or statements of the Company and its subsidiaries (which need not be audited) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act and covering each twelve month period beginning not later than the first day of the Company's fiscal quarter next following the date of any sale of Securities hereunder;

                  (e) That, from the date of any Terms Agreement with such Agent and continuing to and including the earlier of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company by such Agent and (ii) the related Time of Delivery, the Company will not, without the prior written consent of such Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than nine (9) months after such Time of Delivery and which are substantially similar in currency, maturity or other material terms to the Securities;

                  (f) That each acceptance by the Company of an offer to purchase Securities hereunder, and each sale of Securities to such Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct, in all material respects, as of the date of such acceptance or of such Terms Agreement as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented at such time);

                  (g) That each time (i) the Registration Statement or the Prospectus shall be amended or supplemented by a filing under the Act (other than by a Pricing Supplement relating to the Securities or an amendment or supplement relating solely to an offering of securities other than the Securities), (ii) there is filed with the Commission under the Exchange Act any document incorporated by reference into the Prospectus as amended or supplemented (other than any Current Report on Form 8-K relating exclusively to the issuance of securities under the Registration Statement, or, unless any Agent shall otherwise request, to quarterly or annual financial results of the Company), and (iii) if so indicated in the applicable Terms Agreement, the Company sells Securities to such Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate of officers of the Company satisfactory to such Agent, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to such Agent in its reasonable judgment, to the effect that the statements

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contained in the certificate referred to in Section 6(f) hereof which was last furnished to such Agent are true and correct, in all material respects, at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate;

                  (h) That each time (i) the Registration Statement or the Prospectus shall be amended or supplemented by a filing under the Act (other than by a Pricing Supplement relating to the Securities or an amendment or supplement providing solely for the inclusion of additional financial information or an amendment or supplement relating solely to an offering of securities other than the Securities), (ii) there is filed with the Commission under the Exchange Act any document incorporated by reference into the Prospectus as amended and supplemented (other than any Current Report on Form 8-K or Quarterly Report on Form 10-Q, unless any Agent shall otherwise request), and (iii) if so indicated in the applicable Terms Agreement, the Company sells Securities to such Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent and to counsel to the Agents a written opinion of Timothy M. Hayes, Esq., General Counsel of the Company, or other counsel satisfactory to such Agent in its reasonable judgment, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to such Agent in its reasonable judgment, of the same tenor as the opinion referred to in Section 6(c) hereof, but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, the counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that such Agent may rely on the opinion referred to in Section 6(c) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); and

                  (i) That each time (i) the Registration Statement or the Prospectus shall be amended or supplemented by a filing under the Act to include additional financial information, (ii) there is filed with the Commission under the Exchange Act any document incorporated by reference into the Prospectus as amended and supplemented which contains additional financial information (other than any Current Report on Form 8-K relating exclusively to quarterly or annual financial results of the Company, or, unless any Agent shall otherwise request, any Quarterly Report on Form 10-Q), or (iii) if so indicated in the applicable Terms Agreement, the Company sells Securities to such Agent pursuant to a Terms Agreement, the Company shall cause the independent public accountants which have audited the financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus as amended and supplemented forthwith to furnish the Agents (or, in the case of clause (iii) above, such Agents as are party to such Terms Agreement) a letter, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to such Agent in its reasonable judgment, of the same tenor as the letter referred to in Section 6(d) hereof, but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of

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such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that where such amendment or supplement only sets forth unaudited quarterly financial information, the scope of such letter may be limited to relate to such unaudited financial information unless any other accounting or financial information included therein is of a character that, in the reasonable judgment of such Agent, such other information should be addressed by such letter.

                  5. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the reasonable fees and expenses of counsel for the Agents in connection with the establishment of the program for the issuance of the Securities and, except where Securities are sold to one or more Agents acting as principal, incurred from time to time in connection with the transactions contemplated hereby; (iii) the cost of printing, word-processing or reproducing this Agreement, any Terms Agreement, the Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including fees and disbursements of the Agent's counsel in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by security rating services for rating the Securities; (vi) the cost of preparing the Securities, including any fees and expenses relating to the use of book-entry securities; (vii) the fees and expenses of any Trustee and any Calculation Agent and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities;
(viii) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Company; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Each Agent shall pay all other fees and expenses it incurs.

                  6. The obligation of any Agent, as agent of the Company, to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement, shall be subject, in such Agent's reasonable discretion, to the condition that all representations and warranties and other statements of the Company herein are true and correct, in all material respects, at and as of the date of this Agreement, the date of each such solicitation, any settlement date related to the acceptance of such an offer, and each Time of Delivery, the condition that the Company shall have performed, in all material respects, all of its obligations hereunder theretofore in each case to be performed and the following additional conditions, where applicable:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or to the knowledge of the executive officers of the Company, shall be contemplated by the Commission; and all requests for additional information on the part of the

Commission shall have been complied with to the reasonable satisfaction of such Agent;

                  (b) Such Agent shall have received, upon its request, from Sidley Austin Brown & Wood LLP, counsel to the Agents, such opinion, dated the date of this agreement or the Time of Delivery as specified in the applicable Terms Agreement, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus as amended or supplemented, and other related matters as such Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In giving such opinion, Sidley Austin Brown & Wood LLP may rely as to matters of Indiana law upon the opinion of Timothy M. Hayes, Esq., General Counsel of the Company (or other counsel licensed to practice in the State of Indiana) referred to in Section 6(c);

                  (c) Such Agent shall have received an opinion or opinions of Timothy M. Hayes, Esq., General Counsel of the Company, or such other counsel as shall be acceptable to such Agent, dated the date hereof or the applicable date referred to in Section 4(h), as the case may be, to the effect that:

                  (i) The Company is a corporation duly incorporated and validly existing under the laws of the State of Indiana, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus as amended or supplemented and to enter into and perform its obligations under, or as contemplated under, this Agreement (and if the opinion is being given pursuant to Section 4(h) hereof as a result of the Company having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement);

                  (ii) Each of the subsidiaries of the Company has been duly incorporated and is validly existing as a business corporation or an insurer, as the case may be, and is in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus as amended or supplemented; provided, however, that "good standing" means with respect to any subsidiary incorporated under the laws of the State of Indiana, that such subsidiary has filed its most recent biennial report required by the laws of the State of Indiana and Articles of Dissolution have not been filed in the State of Indiana with respect to such subsidiary; to the knowledge of such counsel, the Company and each of its subsidiaries has been duly qualified as a foreign corporation for the transaction of business or licensed to transact business as an insurance company, as the case may be, and is in good standing under the laws of each other jurisdiction in which it owns or leases substantial properties, or conducts business, and where the failure so to qualify and be in good standing would have a material adverse effect on the business of the Company and its subsidiaries taken as a whole; all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and (except for any directors' qualifying shares) are owned, directly or indirectly, by the Company, free and clear of all liens and encumbrances; and, to the knowledge of such counsel, the Company and each of its subsidiaries has all required authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (including, without limitation, each insurance regulatory authority having jurisdiction over the Company or any insurance subsidiary of the Company) to own, lease and operate its properties and to conduct its business as described in the Prospectus, except such authorizations, approvals, orders, licenses, certificates and permits which, if not obtained, would not have a material adverse effect on the business of the Company and its subsidiaries taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause (ii) upon opinions (in form and substance satisfactory to the Agents) of local counsel and of counsel for the subsidiaries, such counsel being acceptable to counsel for the Agents, copies of which shall be furnished to each Agent; and in respect of matters of fact upon certificates of public officials or officers of the Company or its subsidiaries, provided that such counsel shall state that he or she believes that he or she is justified in relying upon such opinions);

                  (iii) There are no legal or governmental proceedings pending or, to the best knowledge of such counsel, threatened, of a character that are required to be disclosed in the Registration Statement and Prospectus as amended or supplemented, other than as disclosed therein; to the knowledge of such counsel, there are no contracts, indentures, mortgages, deeds of trust, loan agreements or other documents of a character required to be described in the Registration Statement or Prospectus as amended or supplemented (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required and all descriptions in the Prospectus as amended or supplemented of such documents to which the Company or its subsidiaries are a party are accurate in all material respects;

                  (iv) Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, charter or by-laws or in default in the performance or observance of any contractual obligation known to such counsel, the violation of or default under which has or will have a material adverse effect on the business of the Company and its subsidiaries taken as a whole. The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement (and, if the opinion is being given pursuant to Section 4(h) hereof as a result of the Company having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement), and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for money borrowed to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (B) result in any violation of (x) the provisions of the Restated Articles of Incorporation, as amended, or the Amended and Restated By-Laws of the Company or (y) any statute, order, rule, regulation, judgement, writ or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, in any manner which, in the case of clauses (A) and (B)(y), would have a material adverse effect on the business of the Company and its subsidiaries taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause (iv) with respect to subsidiaries upon opinions (in form and substance satisfactory to the Agents) of counsel for the subsidiaries, such counsel being acceptable to counsel for the Agents, copies of which shall be furnished to each Agent, provided that such counsel shall state that he or she believes that he or she is justified in relying upon such opinions);

                  (v) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required for the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement (and, if the opinion is being given pursuant to Section 4(h) hereof as a result of the Company having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement) or the Indenture, except such as may be required under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "Blue Sky" or insurance laws;

                  (vi) This Agreement (and, if the opinion is being given pursuant to Section 4(h) hereof as a result of the Company having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement) has been duly authorized, executed and delivered by the Company;

                  (vii) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (viii) The form of the Securities to be issued has been authorized in or pursuant to the Indenture, the Securities have been duly authorized by all necessary action by the Board of Directors, and by the Terms and Pricing Committee of the Board of Directors, of the Company and, when the variable terms of the Securities have been established by any two of the authorized officers to whom such authority has been delegated and the Securities have been executed and authenticated as specified in the Indenture and delivered against payment of the consideration therefor determined in accordance with this Agreement (and, if the opinion is being given pursuant to Section 4(h) hereof as a result of the Company having entered into a Terms Agreement requiring such opinion, in accordance with the applicable Terms Agreement), (A) the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and (B) each holder of Securities will be entitled to the benefits of the Indenture;

                  (ix) The information in the Prospectus as amended or supplemented under the captions "Description of the Notes", "Certain United States Federal Income Tax Considerations", and "Description of Debt Securities", or any caption purporting to cover such matters, to the extent that such information constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by such counsel and is correct in all material respects;

                  (x)      The Indenture is qualified under the Trust Indenture
Act;

                  (xi) The Registration Statement is effective under the Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the

Registration Statement has been issued under the Act and no proceeding for that purpose has been initiated or threatened by the Commission;

                  (xii) The Registration Statement (other than the financial statements and supporting schedules included therein and the Statement of Eligibility under the Trust Indenture Act filed as an exhibit thereto, as to which no opinion need be expressed), at the time it became effective, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder;

                  (xiii) The Company is not, and after giving effect to the issue and sale of the Securities, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (xiv) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and supporting schedules included therein, as to which no opinion need be expressed), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; and

                  (xv) Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement (other than the financial statements and supporting schedules contained or incorporated by reference therein or omitted therefrom and the Statement of Eligibility under the Trust Indenture Act filed as an exhibit thereto, as to which such counsel need not comment), at the time it became effective, and if an amendment to the Registration Statement under the Act or an annual report on Form 10-K under the Exchange Act has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time each such amendment became effective and the most recent such Form 10-K was filed (and, if the opinion is being given pursuant to Section 4(h) hereof as a result of the Company having entered into a Terms Agreement requiring such opinion, as of the date of such Terms Agreement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which such counsel need not comment), as amended or supplemented at the date of this Agreement (or, if the opinion is being given pursuant to Section 4(h) hereof, as amended or supplemented at the date of such opinion and, if being given as a result of the Company having entered into a Terms Agreement requiring such opinion, as amended or supplemented at the date of such Terms Agreement and the settlement date with respect thereto), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In giving such opinion, such counsel may rely as to matters of New York law upon the opinion of Sidley Austin Brown & Wood LLP referred to in
Section 6(b).

                  The opinions set forth in (vii) and (viii) above may be further limited by the inclusion of a statement to the effect that insofar as such opinions relate to Securities denominated in a currency other than United States dollars, the effective enforcement of a foreign currency claim in the federal or state courts of the State of New York may be limited by requirements that a claim (or a foreign currency judgement in respect of such a claim) be converted into United States dollars at the rate of exchange prevailing on the judgement date.

                  (d) At 11:00 A.M., New York City time, on the date hereof and on any applicable date referred to in Section 4(i), the independent accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter or letters, dated such applicable date, in form and substance satisfactory to such Agent, to the effect set forth in Annex III hereto;

                  (e) Since the respective dates as of which information is given in the Prospectus, as amended or supplemented, and since the date of any applicable Terms Agreement, there shall not have occurred any material change in or affecting the business, properties, or financial condition of the Company or its material subsidiaries, which, in the judgment of the Agents, materially impairs the investment quality of the Securities;

                  (f) The Company shall have furnished or caused to be furnished to such Agent a certificate of the Chairman, the President, or a Vice President and the Treasurer or Assistant Treasurer of the Company, dated the date hereof and any applicable date referred to in Section 4(g), in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, in all material respects, as of such applicable date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied, in all material respects, at or prior to such applicable date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and that, since the respective dates as of which information is given in the Prospectus, as amended or supplemented, there has not been any Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented; and

                  (g) During the period between the date of any Terms Agreement and the related Time of Delivery, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, if the effect of any such event, in the reasonable judgment of such Agent, is to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities or the purchase by such Agent of Securities from the Company as principal on the terms and in the manner contemplated by the Prospectus, as amended or supplemented; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities;
(iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, other than any such outbreak, escalation or declaration that does not represent a significant departure from the conditions that exist on the date of such Terms Agreement, if the effect of any such event in the reasonable judgment of such Agent is to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities or the purchase of Securities by such Agent from the Company as principal on the terms and in the manner contemplated by the

Prospectus, as amended or supplemented; (iv) the suspension in trading in the securities of the Company on any national securities exchange or quotation system on which they are listed or quoted if the effect of such event in the reasonable judgment of such Agent is to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities or the purchase of Securities by such Agent from the Company as principal on the terms and in the manner contemplated by the Prospectus, as amended or supplemented; or (v) any downgrading in the rating accorded the Company's senior debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.

                  7. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus as amended or supplemented, and any other prospectus relating to the Securities or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Prospectus as amended or supplemented; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not apply to any such losses, claims, damages or liabilities asserted against such Agent by any purchaser of Securities to the extent that such losses, claims, damages or liabilities result from the fact that a copy of the Prospectus furnished by the Company (excluding any documents incorporated by reference therein) was not sent or given to such purchaser at or prior to the written confirmation of the sale of such Securities to such purchaser.

                  (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus as amended or supplemented, and any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as incurred.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

                  (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

                  8. In soliciting offers by others to purchase Securities from the Company, each Agent is acting solely as agent for the Company, and not as principal (other than in respect of any purchase by an Agent pursuant to a Terms Agreement). Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase for any reason is not consummated. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company.

                  9. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company or its officers set forth in or pursuant to this Agreement, shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or the Company or any of its officers or directors or any controlling person, and shall survive each delivery of and payment for any of the Securities.

                  10. The provisions of this Agreement relating to the solicitation of offers to purchase the Securities may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of any such suspension or termination with respect to any Agent, this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred and no party shall have any liability to the other parties hereto, except as provided in the third paragraph of Section 2(a), Section 4(d), Section 5, Section 7, Section 8 and
Section 9 and except that, if at the time of such suspension or termination, an offer for the purchase of Securities shall have been accepted by the Company but the delivery of the Securities relating thereto to the purchaser or his agent shall not yet have occurred, or any Agent shall own any Securities purchased pursuant to a Terms Agreement with the intention of reselling them, the Company shall have the obligations provided in Section 4 until the delivery or resale of such Securities, but in no event for more than nine (9) months after delivery of written notice of suspension or termination.

                  11. Except as otherwise specifically provided herein or in the Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to ABN AMRO Incorporated, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to ABN AMRO Incorporated, 55 East 52nd Street, 6th Floor, New York, New York 10055, Facsimile Transmission No. (212) 409-5256, Attention: Syndicate Desk, and if to Banc of America Securities LLC, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Banc of America Securities LLC, 9 West 57th Street, NY1-301-2M-01, New York, New York 10019, Facsimile Transmission No.
(212) 847-5184, Attention: High Grade Capital Markets Transaction Management, and if to Barclays Capital Inc., shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Barclays Capital Inc., 200 Park Avenue, New York, New York 10166, Facsimile Transmission No. (212) 412-7305, Attention: Syndicate Desk, and if to BNP Paribas Securities Corp., shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Facsimile Transmission No. (212) 841-3930,
Attention: Syndicate Desk, and if to Citigroup Global Markets Inc., shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Facsimile Transmission No. (212) 816-0949, Attention:
Medium-Term Note Department, and if to Deutsche Bank Securities Inc., shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Deutsche Bank Securities Inc., 60 Wall Street, 3rd Floor - Debt Capital Markets, New York, New York 10005, Facsimile Transmission No. (212) 797-2202, Attention: Marc Fratepietro, and if to Goldman, Sachs & Co., shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (917) 343-2056, Attention: Credit Department, and if to HSBC Securities (USA) Inc., shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, Facsimile Transmission No. (212) 525-0238, Attention: MTN Syndicate Desk, and if to J.P. Morgan Securities Inc., shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to J.P. Morgan Securities Inc., 270 Park Avenue, 7th Floor, New York, New York 10017, Facsimile Transmission No. (212) 834-6702, Attention: Transaction Execution Group, and if to Morgan Stanley & Co. Incorporated, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Morgan Stanley & Co. Incorporated, 1585 Broadway, 2nd Floor, New York, New York 10036, Facsimile Transmission No. (212) 761-0780, Attention: Manager - Continuously Offered Products, with a copy to: Morgan Stanley & Co. Incorporated, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Peter Cooper - Investment Banking Information Center, Facsimile

Transmission No. (212) 761-0260, and if to UBS Securities LLC, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to UBS Securities LLC, 677 Washington Boulevard, Stamford, Connecticut 06901, Facsimile Transmission No. (203) 719-0495, Attention: Fixed Income Syndicate, and if to Wachovia Capital Markets, LLC, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Wachovia Capital Markets, LLC, 301 South College Street, NC0600, Charlotte, North Carolina 28288, Facsimile Transmission No. (704) 383-9165,
Attention: MTN Syndicate, and if to the Company, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 601 N.W. Second Street, Evansville, Indiana 47708, Facsimile Transmission No.
(812) 468-5352, Attention: Treasurer, or at such other address as any of such parties may designate from time to time by notice duly given in accordance with this Section 11.

                  12. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent which is a party hereto or thereto and the Company and their respective successors, and to the extent provided in Section 7 and Section 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason of such purchase.

                  13. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  14. Time shall be of the essence in this Agreement and any Terms Agreement.

                  15. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                                    Very truly yours,

                                    AMERICAN GENERAL FINANCE CORPORATION

                                    By__________________________________________
                                      Name:
                                      Title:

                                    By__________________________________________
                                      Name:
                                      Title:

Accepted in New York, New York,
as of the date hereof:

ABN AMRO Incorporated                   Goldman, Sachs & Co.

By__________________________________    By_____________________________________
  Name:                                   Name:
  Title:                                  Title:

Banc of America Securities LLC          HSBC Securities (USA) Inc.

By__________________________________    By____________________________________
  Name:                                   Name:
  Title:                                  Title:

Barclays Capital Inc.                   J.P. Morgan Securities Inc.

By__________________________________    By____________________________________
  Name:                                   Name:
  Title:                                  Title:

BNP Paribas Securities Corp.            Morgan Stanley & Co. Incorporated

By__________________________________    By____________________________________
  Name:                                   Name:
  Title:                                  Title:

Citigroup Global Markets Inc.           UBS Securities LLC

By__________________________________    By____________________________________
  Name:                                   Name:
  Title:                                  Title:

Deutsche Bank Securities Inc.           By__________________________________
                                          Name:
By__________________________________      Title:
  Name:
  Title:                                Wachovia Capital Markets, LLC

                                        By____________________________________
                                          Name:
                                          Title:

                                                                         ANNEX I

                      American General Finance Corporation

                           Medium-Term Notes, Series I

                                 Terms Agreement

                                                                          [Date]

[Name(s) and Address(es) of Agent(s)]

Ladies and Gentlemen:

                  American General Finance Corporation (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated March 26, 2004 (the "Distribution Agreement"), between the Company on the one hand and the agents which are parties thereto (individually, an "Agent" and collectively, the "Agents") on the other, to issue and sell to [Name(s) of Agent(s)] (the "Purchasing Agent[s]") the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions in the Distribution Agreement relating to the solicitation of offers to purchase Securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth in the Distribution Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended or supplemented to relate to the Purchased Securities.

                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form attached hereto as an Exhibit is now proposed to be filed with the Commission. It shall be a condition to closing that after the date of this Terms Agreement and prior to the Time of Delivery specified in the Schedule hereto, there shall not have occurred any material change in or affecting the business, properties, or financial condition of the Company or its material subsidiaries which, in your judgment, materially impairs the investment quality of the Securities.

                  Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to the Purchasing Agent[s] and the Purchasing Agent[s] agree[s] to purchase from the Company [,

                                   Annex I - 1
severally and not jointly,] the Purchased Securities, at the time and place, in the principal amount and currency and at the purchase price set forth in the Schedule hereto.

                  If the foregoing is in accordance with your understanding, please sign and return to us [___] counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                      American General Finance Corporation

                                      By:________________________________
                                         Name:
                                         Title:

                                      By:________________________________
                                         Name:
                                         Title:

Accepted:

[Name(s) of Agent(s)]

By:_________________________
   Name:
   Title:

                                   Annex I - 2

                               Schedule to Annex I

Title of Purchased Securities:                               Medium-Term Notes, Series I

Form of Securities:                                          [Book-Entry][Certificated]

Currency/Aggregate Principal Amount:                         [U.S. dollars;] $__________

[Principal Amount by [Name of each Agent]:]                  $__________

[Price to Public:]                                           ____% of the principal amount of the Purchased Securities[, plus accrued interest from ______ to ______] [and accrued
                                                             amortization, if any, from ______ to ______]

Purchase Price by Purchasing Agent(s):                       ____% of the principal amount of the Purchased Securities[, plus accrued interest from ______ to ______] [and accrued
                                                             amortization, if any, from ______ to ______]

Method of and Specified Funds for Payment of Purchase        [By wire transfer to a bank account specified by the Company in
Price:                                                       immediately available funds]

Indenture:                                                   Indenture, dated as of May 1, 1999, between the Company and
                                                             Citibank, N.A., as Trustee

Time of Delivery:

Closing Location for Delivery of Securities:
Maturity:

If Fixed Rate Note - Interest Rate:                          ____%
       Interest Payment Dates:                               [months and dates]
       Regular Record Dates:                                 [months and dates]

If other than Fixed Rate Note:                               See form of Pricing Supplement attached hereto

Documents to be Delivered:                                   [The following documents referred to in the Distribution
                                                             Agreement shall be delivered as a condition to the Closing:

                                                             1. The officers' certificate referred to in Section 4(g).

                                                             2. The opinion of counsel to the Company referred to in Section
                                                                4(h).

                                                             3. The accountants' letter referred to in Section 4(i).]

Default Provisions:

Other:

                                   Annex I - 3

                                                                        ANNEX II

                      American General Finance Corporation

                           Medium-Term Notes, Series I

                            Administrative Procedure

                           Dated as of March 26, 2004

         Medium-Term Notes, Series I (the "Notes") in the aggregate principal amount of up to $7,500,000,000, or its equivalent in foreign currencies, including the Euro, or any composite currency, are to be offered on a continuing basis by American General Finance Corporation (the "Company") through agents which, as agents (each an "Agent", and, collectively, the "Agents"), have agreed to use their best efforts to solicit and receive offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

         The Notes will be sold pursuant to the Distribution Agreement among the Company and the Agents, dated as of March 26, 2004 (the "Distribution Agreement"). The Notes will be issued pursuant to the Indenture (the "Indenture"), dated as of May 1, 1999, between the Company and Citibank, N.A., as trustee (the "Trustee").

         The Registration Statement (as defined in the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent basic Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus Supplement". The most recent supplement to the Prospectus Supplement with respect to the terms of specific Notes is herein referred to as the "Pricing Supplement".

         The Notes will bear interest at fixed rates ("Fixed Rate Notes") or at rates determined by reference to selected indices ("Floating Rate Notes", which term shall include any Note bearing interest with reference to both a floating rate and a fixed rate), and will be issued only in fully registered form and either in (a) book-entry form (each a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) certificated form delivered to the purchaser thereof or a person designated by such purchaser (each a "Certificated Note"). Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only under certain limited circumstances described in the Prospectus Supplement. The Trustee will be the paying agent with respect to the Notes.

         General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Book-Entry Notes will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture, the Distribution Agreement or the Notes, as the case may be.

                                  Annex II - 1

                   PART I: PROCEDURES OF GENERAL APPLICABILITY

Date of Issuance/      Each Note will be dated and issued as of the date of its
     Authentication:   authentication by the Trustee.  Each Note shall also bear
                       an original issue date (the "Original Issue Date"). The
                       Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:            Each Note will mature on a date selected by the initial
                       purchaser and agreed to by the Company which is nine months or more from its Original Issue Date.

Denominations:         The Notes will be issued in denominations of $1,000 and
                       integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable pricing Pricing
                       Supplement. If the Notes are denominated in a currency other than United States dollars, the denominations of such Notes will be determined pursuant to the provisions of the applicable Pricing Supplement.

Registration:          Notes will be issued only in fully registered form.

Redemption/Repayment:  The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes on their respective Optional Repayment Dates, if any. Optional Repayment Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note. If no Optional Repayment Dates are indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to Stated Maturity.

                       The Notes will be subject to redemption by the Company on and after their respective Initial Redemption Date, if any. An Initial Redemption Date, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note. If no Initial Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to Stated Maturity.

                                  Annex II - 2

Interest:              General.  Each Note will accrue interest from and
                       including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the Original Issue Date. Each payment of interest on a Note will include interest accrued through the day preceding, as the case may be, the Interest
                       Payment Date, Stated Maturity, Redemption Date or
                       Optional Repayment Date (each Stated Maturity, Redemption
                       Date or Optional Repayment Date is referred to herein as a "Maturity"). Interest on a Note will be payable to the person in whose name the Note is registered at the close of business on the Regular Record Date next preceding the applicable Interest Payment Date; provided, however, that interest payable at Maturity of a Note will be payable to the Person to whom the principal of such Note is payable.

                       Regular Record Dates. Unless otherwise specified in an applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date on Fixed Rate Notes or Floating Rate Notes shall be the date 15 calendar days (whether or not a Business Day) preceding such Interest Payment Date.

                       Interest Payments. Unless otherwise specified in an applicable Pricing Supplement, interest payments on Fixed Rate Notes will be made semiannually on March 1 and September 1 of each year and at Maturity. Interest payments on Floating Rate Notes will be made as specified in the applicable Floating Rate Note.

                       Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, that the first payment of interest on any Note originally issued after a Regular Record Date and on or before the immediately following Interest Payment Date will occur on the Interest Payment Date immediately following the next Regular Record Date.

                                  Annex II - 3

Legal Holidays:        Any payment of principal, premium, if any, or interest
                       required to be made on an Interest Payment Date or at Maturity of a Note which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date or Maturity, except that in the case of a payment of interest required to be made on an Interest Payment Date, if such Note is a LIBOR Note and such succeeding Business
                       Day falls in the next calendar month, such payment shall be made on the immediately preceding Business Day with respect to such LIBOR Note.

Calculation of         With respect to Fixed Rate Notes, interest (including
 Interest:             payments for partial periods) will be calculated and paid
                       on the basis of a 360-day year consisting of twelve
                       30-day months. Interest does not accrue on the 31st day of any month. With respect to Floating Rate Notes, interest will be calculated and paid on the basis of the actual number of days in the interest period divided by 360 days for Notes for which the CD Rate, the Commercial
                       Paper Rate, the Eleventh District Cost of Funds Rate, the
                       Prime Rate, LIBOR, the Federal Funds Open Rate, or the
                       Federal Funds Rate is an applicable Interest Rate Basis, and on the basis of the actual number of days in the interest period divided by the actual number of days in the year, for Notes for which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis.

Acceptance and         The Company shall have the sole right to accept offers
 Rejection of Offers:  to purchase Notes from the Company and may reject any such offer in whole or in part. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes through it in whole or in part.

                                  Annex II - 4

Preparation of         If any offer to purchase a Note is accepted by the
Pricing Supplement:    Company, the Company, with the approval of the Agent
                       which presented the offer (the "Presenting Agent"), will prepare a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplement with the Commission in accordance with Rule 424 of the Securities Act of 1933, as amended.

                       The Presenting Agent will affix the Pricing Supplement to the Prospectus Supplement and cause such document to be delivered to the purchaser of the Note. In addition, one copy of such Pricing Supplement will be delivered to the Presenting Agent by telecopy or overnight express (for delivery not later than 11:00 A.M. on the Business Day next following the trade date), as follows:

                       If to ABN AMRO Incorporated:

                       ABN AMRO Incorporated
                       55 East 52nd Street, 6th Floor
                       New York, New York 10055
                       Attention: Syndicate Desk
                       Telecopy: 212-409-5256

                       If to Banc of America Securities LLC:

                       Banc of America Securities LLC
                       214 North Tryon Street
                       NC1-27-14-01
                       Charlotte, North Carolina  28255
                       Attention: MTN Department
                       Telecopy: 704-388-9939

                       and to:

                       Lily Chang
                       Banc of America Securities LLC
                       9 West 57(th) Street
                       NY1-301-2M-01
                       New York, New York 10019
                       Telecopy: 212-847-5184

                                  Annex II - 5

                       If to Barclays Capital Inc.

                       Barclays Capital Inc.
                       200 Park Avenue
                       New York, New York 10166
                       Attention: Transaction Management
                       Telecopy: 212-412-7680

                       and to:

                       Barclays Capital
                       c/o ADP Prospectus
                       1155 Long Island Avenue
                       Edgewood, New York 11717
                       Telecopy: 631-254-7140

                       If to BNP Paribas Securities Corp.:

                       BNP Paribas Securities Corp.
                       787 Seventh Avenue, 8th Floor
                       New York, New York 10019
                       Attention: Fixed Income Syndicate Desk
                       Telecopy: 212-841-3930

                       If to Citigroup Global Markets Inc.:

                       Citigroup Global Markets Inc.
                       Medium-Term Note Department
                       388 Greenwich Street
                       New York, New York 10013
                       Telephone: 212-816-5831
                       Telecopy: 212-816-0949

                       and to:

                       Citigroup Global Markets Inc.
                       Attention: John Conteduca
                       Brooklyn Army Terminal
                       140 58th Street, 8th Floor
                       Brooklyn, New York 11220
                       Telephone: 718-765-6725
                       Telecopy: 718-765-6734

                                  Annex II - 6

                       If to Deutsche Bank Securities Inc.:

                       Deutsche Bank Securities Inc.
                       60 Wall Street
                       3rd Floor - Debt Capital Markets
                       New York, New York  10005
                       Attention:  Marc Fratepietro
                       Telecopy:  212-797-2202

                       If to Goldman, Sachs & Co.

                       Goldman, Sachs & Co.
                       85 Broad Street, 16th Floor
                       New York, New York  10004
                       Attention: Registration Department
                       Telephone: 212-902-6688
                       Telecopy: 212-357-5505

                       If to HSBC Securities (USA) Inc.:

                       HSBC Securities (USA) Inc.
                       452 Fifth Avenue
                       New York, New York 10018
                       Attention: MTN Syndicate Desk
                       Telecopy: 212-525-0238

                       If to J.P. Morgan Securities Inc.

                       J.P. Morgan Securities Inc.
                       270 Park Avenue, 8th Floor
                       New York, New York 10017
                       Attention:  Medium-Term Note Desk
                       Telephone: 212-834-4421
                       Telecopy: 212-834-6081

                       If to Morgan Stanley & Co. Incorporated

                       Morgan Stanley & Co. Incorporated
                       1585 Broadway, 2nd Floor
                       New York, New York 10036
                       Attention: Medium Term Note Trading Desk
                       Telephone: 212-761-1322
                       Telecopy: 212-761-8846

                                  Annex II - 7

                       If to UBS Securities LLC:

                       UBS Securities LLC
                       677 Washington Boulevard
                       Stamford, Connecticut 06901
                       Attention: Fixed Income Syndicate
                       Telephone: 203-719-1088
                       Telecopy: 203-719-0495

                       If to Wachovia Capital Markets, LLC:

                       Wachovia Capital Markets, LLC
                       Attention: MTN Syndicate
                       301 South College Street
                       NC0600
                       Charlotte, North Carolina  28288
                       Telephone: 704-383-7727
                       Telecopy: 704-383-9165

                       With a copy in each case to:

                       Sidley Austin Brown & Wood LLP
                       787 Seventh Avenue
                       New York, New York  10019
                       Attention: John H. Newman, Esq.

                       Outdated Pricing Supplements and the Prospectus Supplement to which they are attached (other than those retained for files) will be destroyed.

                                  Annex II - 8

Settlement:            The receipt of immediately available funds by the Company
                       in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute
                       "settlement". Offers accepted by the Company will be settled three Business Days after acceptance, or at such other time as the purchaser and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedures" with respect to Book-Entry Notes and Certificated Notes, respectively (each such date fixed for settlement is hereinafter referred to as a "Settlement Date"). If procedures A and B of the applicable Settlement
                       Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement Procedures Timetable", such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

                       In the event of a purchase of Notes by any Agent as principal, appropriate settlement details will be as agreed between such Agent and the Company pursuant to the applicable Terms Agreement.

Procedure for          When a decision has been reached to change the interest
Changing Rates or      rate or any other variable term on any Notes being sold
Other Variable Terms:  by the Company, the Company will promptly advise the
                       Agents and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents may telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agents of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes.
                       Until such time only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Presenting Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement Procedures".

                                  Annex II - 9

Suspension of          The Company may instruct the Agents to suspend
Solicitation:          solicitation of offers to purchase Notes at any time.
                       Upon receipt of such instructions, each Agent will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised such Agent that solicitation of offers to purchase may be resumed.

                       In the event that at the time the solicitation of offers to purchase Notes from the Company is suspended (other than to change interest rates or other variable terms) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the appropriate Agent and the Trustee whether such offers may be settled and whether copies of the Prospectus Supplement as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus Supplement may not be so delivered.

Delivery of            A copy of the most recent Prospectus Supplement together
Prospectus:            with the applicable Pricing Supplement must accompany or
                       precede the earlier of (a) the written confirmation of a sale sent to a purchaser or its agent and (b) the delivery of Notes to a purchaser or its agent.

Authenticity of        The Agents will have no obligations or liability to the
 Signatures:           Company or the Trustee in respect of the authenticity of
                       the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents              The Company shall supply each Agent with an  adequate
Incorporated by        supply of all documents incorporated by reference in the
 Reference:            Registration Statement.

                                 Annex II - 10

Business Day and       "Business Day" means any day, other than a Saturday or
London Business Day:   Sunday, that is neither a legal holiday nor a day on
                       which commercial banks are authorized or required by law, regulation or executive order to close in The City of New
                       York; provided, however, that, with respect to Notes denominated in a currency other than U.S. dollars, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the specified currency (or, if the specified currency is Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross
                       Settlement Express Transfer (TARGET) system is open);
                       provided, further, that, with respect to notes as to which LIBOR is an applicable interest rate basis, the day must also be a London Business Day. "London Business Day" means a day on which commercial banks are open for business (including dealings in the LIBOR Currency) in London. "Principal Financial Center" means, as applicable, the capital city of the country issuing the specified currency; or the capital city of the country to which the LIBOR Currency relates; provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, Euro, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, London,
                       Johannesburg and Zurich, respectively.

                                 Annex II - 11

             PART II: PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY FORM

         In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under the Letter of Representations from the Company and the Trustee to DTC and the Medium-Term Note Certificate Agreement between the Trustee and DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:              All Fixed Rate Notes issued in book-entry form having the
                       same Original Issue Date, interest rate, Maturity and other terms (collectively, the "Fixed Rate Terms") will be represented initially by a single Book-Entry Note and all Floating Rate Notes issued in book-entry form having the same interest rate basis, bases or formula, Original
                       Issue Date, Initial Interest Rate, Interest Payment
                       Dates, Index Maturity, Interest Reset Dates, Spread and/or Spread Multiplier, if any, maximum and/or minimum interest rate limitations, if any, Maturity and other terms (collectively, the "Floating Rate Terms") will be represented initially by a single Book-Entry Note.

Identification:        The Company has arranged with the CUSIP Service Bureau of
                       Standard & Poor's Ratings Services (the "CUSIP Service
                       Bureau") for the reservation of CUSIP numbers which have been reserved for assignment to Book-Entry Notes. The
                       Company has delivered to the Trustee and DTC a list of such CUSIP numbers. The Trustee will assign CUSIP numbers to Book-Entry Notes as described below under Settlement
                       Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Book-Entry Notes. At any time when fewer than 100 of the CUSIP numbers remain unassigned, the Trustee will so notify the Company and the Company, if it deems necessary, will reserve additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC.
                       Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 and otherwise

                                 Annex II - 12
                       required to be represented by a single Book-Entry Note will instead be represented by two or more Book-Entry Notes which shall all be assigned the same CUSIP number.

Registration:          Each Book-Entry Note will be registered in the name of
                       Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Note issued in book-entry form
                       (i.e., an owner of a beneficial interest in a Book-Entry
                       Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:             Transfers of the beneficial interest in a Book-Entry Note
                       will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry
                       Note.

Exchanges:             If requested to do so by the Company, at the Company's
                       sole election, the Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more
                       Book-Entry Notes Outstanding on such date that represent
                       Book-Entry Notes having the same Fixed Rate Terms or
                       Floating Rate Terms, as the case may be (other than Original Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least
                       30 days before the next Interest Payment Date for the related

                                 Annex II - 13

                       Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note; and (c) a new CUSIP number to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Book-Entry Notes for a single Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Book-Entry Notes to be exchanged exceed $500,000,000 in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent $500,000,000 principal amount of the exchanged Book-Entry Notes and an additional Book-Entry Note or Notes will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes (See "Denominations" below).

Denominations:         Book-Entry Notes will be denominated in principal amounts
                       not in excess of $500,000,000. If one or more Notes issued in book-entry form having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Book-Entry
                       Note, then one Book-Entry Note will be issued to represent $500,000,000 principal amount of such Note or Notes issued in book-entry form and an additional
                       Book-Entry Note or Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

                                 Annex II - 14

Payments of Principal  Payments of Interest Only.  Promptly after each Regular
     and Interest:     Record Date, (i) the Trustee will deliver to the Company
                       and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note that is a Fixed Rate Note and the total of such amounts, and (ii) the Calculation Agent will deliver to the Company, the Trustee and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note that is a Floating Rate Note and the total of such amounts, on the following Interest Payment
                       Date (other than an Interest Payment Date coinciding with
                       Maturity). DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard
                       & Poor's Ratings Services. On such Interest Payment Date, the Company will pay to the Trustee such total amount of interest due (other than at Maturity) at the times and in the manner set forth below under "Manner of Payment" and the Trustee will in turn pay such amounts as set forth below under "Manner of Payment".

                       Notice of Interest Rates. Promptly after each Interest Determination Date for Floating Rate Notes issued in book-entry form, the Trustee will notify Standard & Poor's Ratings Services of the interest rates determined on such Interest Determination Date.

                       Payment at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note maturing (either at Stated Maturity or on a Redemption Date or Optional Repayment Date) in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity, the Company will pay to the Trustee the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment" and the Trustee will in turn

                                 Annex II - 15
                       pay such amounts as set forth below under "Manner of Payment". Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note, the Trustee will cancel and destroy such Book-Entry Note and deliver a certificate of destruction with respect to such Book-Entry Note to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Book-Entry Notes as of the close of business on the immediately preceding Business Day.

                       Manner of Payment. The total amount of any principal, premium and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 a.m. New York City time on such date. Prior to 10:00 a.m. New York City time on such date, or as soon as possible thereafter following receipt of funds from the Company, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC (or by any other method of payment satisfactory to both the Trustee and DTC), each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date and payable in U.S. dollars. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes to be paid in U.S. dollars are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or any premium or interest on, the Book-Entry Notes to such Participants.

                       Unless otherwise specified in the applicable Prospectus Supplement, if an issue of Notes is denominated in a currency other than the United States dollar, the Company will make payments of

                                 Annex II - 16
                       principal and any interest in the currency in which the Notes are denominated (the "foreign currency"). Unless the Holder of a Note elects to receive payments in the foreign currency, the Exchange Rate Agent will convert the foreign currency amount into United States dollars. DTC has elected to receive all such payments of principal and interest in United States dollars unless notified by any of its Participants through which an interest in the Notes is held that it elects, in accordance with and to the extent permitted by the applicable Pricing Supplement and the Note, to receive such payment of principal or interest in the foreign currency. On or prior to the third Business Day after the record date for payment of interest or at least 12 calendar days prior to the date for payment of principal, as the case may be, such Participant must notify DTC of (i) its election to receive all, or the specified portion, of such payment in the foreign currency, and (ii) its instructions for wire transfer of such payment to a foreign currency account.

                       DTC will notify the Trustee on or prior to the fifth Business Day after the record date for payment of interest or at least ten calendar days prior to the date for payment of principal, as the case may be, of the portion of such payment to be received in the foreign currency and the applicable wire transfer instructions, and the Trustee shall use such instructions to pay the Participants directly. If DTC does not so notify the Trustee, it is understood that only United States dollar payments are to be made.

                       The Trustee shall notify DTC on or prior to the second Business Day prior to the payment date of the conversion rate to be used and the resulting United States dollar amount to be paid per $1,000 face amount or other authorized denomination. In the event that the required quotations to convert the foreign currency into United States dollars are not available, the Trustee shall notify DTC's Dividend Department that the entire payment is to be made in the foreign currency. In such event, DTC will ask its Participants for payment instructions and forward such instructions to the Trustee and the Trustee shall use such instructions to pay the Participants directly.

                                 Annex II - 17

                       Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement             Settlement Procedures with regard to each Book-Entry Note
 Procedures:           sold by the Company through an Agent will be as follows:

                       A. The Presenting Agent will advise the Company by telephone or telecopy of the following settlement information:

                           1.  Taxpayer identification number of the purchaser.

                           2. Principal amount of the Note and specified currency.

                           3.  Fixed Rate Notes:

                               a)  Interest Rate, and

                               b)  Whether such Note is being issued with
                                   original issue discount and, if so, the
                                   terms thereof.

                           Floating Rate Notes:

                               a)  Interest Rate Basis(es),

                                   (i)   If LIBOR, LIBOR Reuters or LIBOR
                                         Moneyline Telerate,

                                   (ii) If CMT Rate, the CMT Moneyline Telerate Page,

                                   (iii) If CMT Moneyline Telerate Page 7052,
                                         Weekly Average or

                                 Annex II - 18

                                         Monthly Average,

                               b)  Initial Interest Rate, if any,

                               c)  Spread and/or Spread Multiplier, if any,

                               d)  Initial Interest Reset Date,

                               e)  Interest Reset Date(s),

                               f)  Interest Payment Date(s),

                               g)  Index Maturity,

                               h) Maximum and/or minimum interest rates, if any,

                               i)  Calculation Date,

                               j)  Interest Determination Dates,

                               k)  Type of Floating Rate Note (i.e. Regular
                                   Floating Rate Note, Floating Rate/Fixed
                                   Rate Note or Inverse Floating Rate Note),

                               l)  Fixed Rate Commencement Date, if any,

                               m)  Fixed Interest Rate, if any, and

                               n)  Day Count Convention.

                           4. Purchase Price ( %, plus accrued interest, if any, from ).

                           5. Price to public of the Note ( %, plus accrued interest, if any, from ).

                           6.  Trade date.

                           7.  Settlement Date and Time.

                           8.  Stated Maturity.

                                 Annex II - 19

                           9.  Original Issue Date.

                           10. Redemption provisions, if any, including: Initial
                               Redemption Date, Initial Redemption Percentage and Annual Redemption Percentage Reduction.

                           11. Optional Repayment Date(s), if any.

                           12. Net proceeds to the Company.

                           13. Presenting Agent's commission.

                           14. Name of Presenting Agent.

                           15. Other provisions, if any.

                       B. The Company will advise the Trustee by electronic means, telephone (confirmed in writing by an authorized representative of the Company at any time on the same date) or telecopy of the information set forth in Settlement Procedure "A" above. The Trustee, on behalf of the Company, will assign a CUSIP number to the Book-Entry Note and will notify the Company by telephone of such CUSIP number as soon as practicable.

                       C. The Trustee will communicate to DTC and the Presenting Agent through DTC's Participant Terminal System a pending deposit message specifying the following settlement information (and DTC will arrange for such pending deposit message to be transmitted to Standard & Poor's Ratings Services, which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by Standard & Poor's Ratings Services):

                           1.  The information set forth in Settlement Procedure
                               A.

                                 Annex II - 20

                           2. The identification numbers of the participant accounts maintained by DTC on behalf of the Trustee, the Presenting Agent and the Participant with respect to such Note.

                           3. Identification of the Book-Entry Note as a Fixed Rate Note or Floating Rate Note.

                           4. The initial Interest Payment Date for such Note, number of days by which such Interest Payment Date succeeds the related Regular Record Date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment
                               Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been provided by the Company).

                           5.  The CUSIP number of the Book-Entry Note
                               representing such Note.

                           6. Whether such Book-Entry Note represents any other Notes issued or to be issued in book-entry form.

                       D. The Trustee will complete a Book-Entry Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

                       E. The Trustee will authenticate the Book-Entry Note representing such Note.

                       F. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                       G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account

                                 Annex II - 21
                           of the Presenting Agent maintained by DTC and (ii) to debit the settlement account of the Presenting Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Presenting Agent's commission. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Book-Entry Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Book-Entry Note pursuant to the Certificate Agreement.

                       H. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Presenting Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent maintained by DTC, in an amount equal to the initial public offering price of such Note.

                       I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                       J. The Trustee will transfer to the Company's account (no. 30496369) at (ABA no. 021000089) funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure G.

                       K. If requested by the Company, the Trustee will send a copy of the first page of the Book-Entry Note by first class mail to the Company together with a statement setting forth the principal amount of Notes Outstanding as of the related Settlement

                                 Annex II - 22

                           Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.

                       L. The Presenting Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser.

Settlement Procedures  For offers to purchase Book-Entry Notes accepted by the
     Timetable:        Company, Settlement Procedures "A" through "L" set forth
                       above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
 Procedure                  Time
----------      ----------------------------
    A-B         11:00 a.m. on the trade date
     C          2:00 p.m. on the trade date
     D          3:00 p.m. on the Business Day
                before Settlement Date
     E          9:00 a.m. on Settlement Date
     F          10:00 a.m. on Settlement Date
    G-H         2:00 p.m. on Settlement Date
     I          4:45 p.m. on Settlement Date
    J-L         5:00 p.m. on Settlement Date

                       If a sale is to be settled more than one Business Day after the trade date, Settlement Procedures A, B, and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such trade date. In connection with a sale which is to be settled more than one Business Day after the trade date, if the Initial Interest Rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such Initial Interest Rate has been determined, but no later than 11:00 a.m. and 2:00 p.m. New York City time, respectively, on the second Business Day before the Settlement Date. Settlement Procedure I

                                 Annex II - 23
                       is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                       If settlement of a Note issued in book-entry form is rescheduled or canceled, the Company will notify the Trustee and the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. New York City time on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:     If the Trustee fails to enter an SDFS deliver order with
                       respect to a Book-Entry Note pursuant to Settlement
                       Procedure G, then upon written request of the Company
                       (which may be by telecopy) the Trustee shall deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry
                       Note, the Trustee will destroy such Book-Entry Note, make appropriate entries in its records and send a certificate of destruction with respect thereto to the Company. The
                       CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be destroyed immediately after issuance, and a certificate of destruction sent to the Company with respect thereto and the other of which shall represent the other Notes previously represented by the surrendered Book-Entry Note

                                 Annex II - 24
                       and shall bear the CUSIP number of the surrendered Book-Entry Note.

                       If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System debiting such Note to such Agent's account and crediting such Note to the participant account of the Trustee and shall notify the Trustee and the Company thereof. Thereafter, the Trustee will (i) immediately notify the Company thereof, once the Trustee has confirmed that such Note has been credited to its participant account, and the Company shall immediately transfer by Fedwire (immediately available funds) to the Presenting Agent an amount equal to the price of such Note which was previously sent by wire transfer to an account of the Company in accordance with Settlement Procedure J and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Presenting Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                       Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.

                                 Annex II - 25

           PART III: PROCEDURES FOR NOTES ISSUED IN CERTIFICATED FORM

Payments of Principal  The Trustee will pay to the holder the principal amount
    and Interest       of each Certificated Note at Maturity upon presentation
                       and surrender of such Certificated Note to the Trustee.
                       Such payment, together with payment of interest and premium, if any, due at such Maturity, will be made in immediately available funds.

                       All interest payments on a Certificated Note (other than interest due at Maturity) will be made by check drawn on the Trustee and mailed by the Trustee to the person entitled thereto as provided in the Security Register; provided, however, that holders of $1,000,000 (or the equivalent thereof in a specified currency other than U.S. dollars) or more in aggregate principal amount of Certificated Notes having the same Interest Payment Dates will be entitled to receive such interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date.

                       The Trustee will provide monthly to the Company a list of the principal, premium, if any, and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                       Certificated Notes presented to the Trustee for payment at Maturity will be canceled and destroyed by the Trustee and the Trustee shall furnish to the Company a certificate regarding such destruction.

Settlement Procedures: Settlement Procedures with regard to Certificated Notes purchased through any Agent, as agent, shall be as follows:

                       A. The Presenting Agent will advise the Company by telephone or telecopy of the

                                 Annex II - 26
                           following settlement information with regard to each
                           Note:

                           1. Exact name in which the Note is to be registered (the "Registered Owner").

                           2. Exact address or addresses of the Registered Owner for delivery, notices and payments of principal, premium, if any, and interest.

                           3. Taxpayer identification number of the Registered Owner.

                           4. Principal amount of the Note and specified currency.

                           5.  Denomination of the Note.

                           6.  Fixed Rate Notes:

                               a)  Interest Rate, and

                               b)  Whether such Note is being issued with
                                   original issue discount and, if so, the terms thereof.

                               Floating Rate Notes:

                               a)  Interest Rate Basis(es),

                                   (i)   If LIBOR, LIBOR Reuters or LIBOR
                                         Moneyline Telerate,

                                   (ii)  If CMT Rate, the CMT Moneyline
                                         Telerate Page,

                                   (iii) If CMT Moneyline Telerate Page 7052,
                                         Weekly Average or Monthly Average,

                               b)  Initial Interest Rate, if any,

                                 Annex II - 27

                               c)  Spread and/or Spread Multiplier, if any,

                               d)  Initial Interest Reset Date,

                               e)  Interest Reset Date(s),

                               f)  Interest Payment Date(s),

                               g)  Index Maturity,

                               h) Maximum and/or minimum interest rates, if any,

                               i)  Calculation Date,

                               j)  Interest Determination Dates,

                               k)  Type of Floating Rate Note (i.e. Regular
                                   Floating Rate Note, Floating Rate/Fixed Rate
                                   Note or Inverse Floating Rate Note),

                               l)  Fixed Rate Commencement Date, if any,

                               m)  Fixed Interest Rate, if any, and

                               n)  Day Count Convention.

                           7. Purchase Price ( %, plus accrued interest, if any, from ).

                           8. Price to public of the Note ( %, plus accrued interest, if any, from ).

                           9.  Trade date.

                           10. Settlement Date and Time.

                           11. Stated Maturity.

                           12. Original Issue Date.

                           13. Net proceeds to the Company.

                                 Annex II - 28

                           14. Presenting Agent's commission.

                           15. Redemption provisions, if any, including: Initial
                               Redemption Date, Initial Redemption Percentage and Annual Redemption Percentage Reduction.

                           16. Optional Repayment Date(s), if any.

                           17. Name of Presenting Agent.

                           18. Other provisions, if any.

                       B. The Company will advise the Trustee by electronic means, telephone (confirmed in writing by an authorized representative of the Company at any time on the same date) or telecopy of the information set forth in Settlement Procedure "A" above, and shall direct the Trustee to complete, authenticate and deliver the Certificated Note(s). The Company also shall provide to the Trustee and the Presenting Agent a copy of the applicable Pricing Supplement.

                       C. The Trustee will complete and authenticate the preprinted 4-ply Certificated Note packet containing the following documents in forms approved by the Company, the Presenting Agent and the Trustee:

                           1. Note with the Presenting Agent's customer confirmation.

                           2.  Stub 1 - for the Trustee.

                           3.  Stub 2 - for the Presenting Agent.

                           4.  Stub 3 - for the Company.

                       D. With respect to each trade, the Trustee will deliver the Certificated Note(s) and Stub 2 thereof to the Presenting Agent at the following applicable address:

                                 Annex II - 29

                       If to ABN AMRO Incorporated:

                       ABN AMRO Incorporated
                       55 East 52nd Street, 6th Floor
                       New York, New York 10055
                       Attention: Syndicate Desk
                       Telecopy: 212-409-5256

                       If to Banc of America Securities LLC:

                       Banc of America Securities LLC
                       214 North Tryon Street
                       NC1-27-14-01
                       Charlotte, North Carolina  28255
                       Attention: MTN Department
                       Telecopy: 704-388-9939

                       and to:

                       Lily Chang
                       Banc of America Securities LLC
                       9 West 57(th) Street
                       NY1-301-2M-01
                       New York, New York 10019
                       Telecopy: 212-847-5184

                       If to Barclays Capital Inc.

                       Barclays Capital Inc.
                       c/o Bank of New York
                       1 Wall Street
                       Dealer Clearance Window
                       New York, New York 10004

                                 Annex II - 30

                       If to BNP Paribas Securities Corp.:

                       BNP Paribas Securities Corp.
                       787 Seventh Avenue, 8th Floor
                       New York, New York 10019
                       Attention: Fixed Income Syndicate Desk
                       Telecopy: 212-841-3930

                       If to Citigroup Global Markets Inc.:

                       New York Window
                       The Depository Trust Company
                       Mezzanine Level, 3rd Floor
                       For the Account of SSB
                       55 Water Street
                       New York, New York 10001

                       If to Deutsche Bank Securities Inc.:

                       Deutsche Bank Securities Inc.
                       60 Wall Street
                       3(rd) Floor - Debt Capital Markets
                       New York, New York 10005
                       Attention: Marc Fratepietro
                       Telecopy: 212-797-2202

                       If to Goldman, Sachs & Co.:

                       Goldman, Sachs & Co.
                       85 Broad Street, 16(th) Floor
                       New York, New York  10004
                       Attention: Registration Department
                       Telephone: 212-902-6688
                       Telecopy: 212-357-5505

                       If to HSBC Securities (USA) Inc.:

                       HSBC Securities (USA) Inc.
                       452 Fifth Avenue
                       New York, New York 10018
                       Attention: MTN Syndicate Desk
                       Telecopy: 212-525-0238

                                 Annex II - 31

                       If to J.P. Morgan Securities Inc.

                       J.P. Morgan Securities Inc.
                       Harborside Plaza Two
                       34 Exchange Place, 4(th) Floor
                       Jersey City, New Jersey 07311
                       Attention: Salvatore Giallanza
                       Telephone: 201-524-8490
                       Telecopy: 201-200-0182

                       If to Morgan Stanley & Co. Incorporated
                       Bank of New York
                       Dealer Clearance Department
                       1 Wall Street
                       3(rd) Floor, Window 3B
                       New York, New York 10005
                       Attention: For the Account of Morgan Stanley & Co.
                                  Incorporated

                       If to UBS Securities LLC:

                       UBS Securities LLC
                       677 Washington Boulevard
                       Stamford, Connecticut 06901
                       Attention: Fixed Income Syndicate
                       Telephone: 203-719-1088
                       Telecopy: 203-719-0495

                       If to Wachovia Capital Markets, LLC:

                       Wachovia Capital Markets, LLC
                       Attention: MTN Syndicate
                       301 South College Street
                       NC0600
                       Charlotte, North Carolina  28288
                       Telephone: 704-383-7727
                       Telecopy: 704-383-9165

                       The Trustee will keep Stub 1. The Presenting Agent will acknowledge receipt of the Certificated Note through a broker's receipt and will keep Stub 2. Delivery of the Certificated Note will be made only against such acknowledgment of receipt.

                                 Annex II - 32

                       Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Presenting Agent will wire the net proceeds of the Certificated Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

                       E. The Presenting Agent will deliver the Certificated Note (with confirmation), as well as a copy of the Prospectus Supplement with the applicable Pricing Supplement delivered therewith, to the purchaser against payment in immediately available funds.

                       F.  The Trustee will send Stub 3 to the Company

Settlement Procedures  For offers accepted by the Company, Settlement Procedures
     Timetable:        "A" through "F" set forth above shall be completed on or
                       before the respective times (New York City time) set forth below:

Settlement
Procedure                  Time
----------     ----------------------------
    A-B        12:00 p.m. on the Business
               Day prior to Settlement Date
    C-D        2:15 p.m. on Settlement Date
     E         3:00 p.m. on Settlement Date
     F         5:00 p.m. on Settlement Date

Failure to Settle:     In the event that a purchaser of a Certificated Note from
                       the Company shall either fail to accept delivery of or make payment for a Certificated Note on the date fixed for settlement, the Presenting Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return the Certificated Note
                       (and related stub) to the Trustee.

                       The Trustee, upon receipt of the Certificated Note and related stub from the Presenting Agent, will immediately advise the Company and the Company will promptly transfer to the account of the Presenting Agent an amount of immediately

                                 Annex II - 33
                       available funds equal to the amount previously paid by the Presenting Agent in settlement for the Certificated Note. Such transfer will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by the Presenting Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy the Certificated Note (and related stub), make appropriate entries in its records to reflect the fact that the Certificated Note was never issued, and deliver a certificate of destruction with respect thereto to the Company.

                                 Annex II - 34

                                                                       ANNEX III

                      American General Finance Corporation

                           Medium-Term Notes, Series I

                               Accountants' Letter

         Pursuant to Sections 4(i) and 6(d), as the case may be, of the Distribution Agreement, the accountants shall provide a comfort letter or letters to the effect that:

         (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission;

         (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) audited by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter(s), as indicated in their reports thereon, copies of which have been separately furnished to the Agents;

         (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets, consolidated statements of cash flows and consolidated statements of comprehensive income included in the Prospectus and/or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference into the Prospectus; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

         (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                                 Annex III - 1

         (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter(s) nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Item 503(d) of Regulation S-K;

         (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter(s), nothing came to their attention that caused them to believe that:

         A. (i) the unaudited condensed consolidated statements of income, consolidated balance sheets, consolidated statements of cash flows and consolidated statements of comprehensive income included and/or incorporated by reference in the Prospectus and included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the rules and regulations adopted by the Commission, or
(ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets, consolidated statements of cash flows and consolidated statements of comprehensive income included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

         B. any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

         C. any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations adopted by the Commission thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

         D. as of a specified date not more than three business days prior to the date of such letter(s), there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Company and its subsidiaries or any decreases in consolidated net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or

                                 Annex III - 2
decreases which the Prospectus as amended and supplemented discloses have occurred or may occur or which are described in such letter(s); and

         E. for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to a specified date not more than three business days prior to the date of such letter(s) there were any decreases in consolidated total revenues or the total amount of consolidated income before extraordinary items or consolidated net income of the Company and its subsidiaries in each case as compared with the comparable period of the preceding year, except in each case for increases or decreases which the Prospectus as amended and supplemented discloses have occurred or may occur or which are described in such letter(s); and

         (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

         For purposes of any such letter delivered as of the date of the Distribution Agreement, all references in this Annex III to the "Prospectus" shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the date of the Distribution Agreement. For purposes of any such letter delivered pursuant to Section 4(i) of the Distribution Agreement, all references in this Annex III to the "Prospectus" shall be deemed to refer to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Time of Delivery relating to the Terms Agreement requiring the delivery of such letter under
Section 4(i) thereof.

                                 Annex III - 3